EXHIBIT 10.2

                               PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT ("Agreement") is made as of July 28th, 2005 by and between Bionutrics, Inc. ("Purchaser") and John S. Copanos ("Seller").

RECITALS

      WHEREAS, Seller owns all of the outstanding Units (the "Units") of ANDAPHARM, LLC, a Florida limited liability company, ("ANDAPHARM") which is in the business of manufacturing prescription drugs; and

      WHEREAS, Seller desires to sell the Units to Purchaser, and Purchaser desires to purchase the Units from Seller;

      NOW, THEREFORE, for One Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree, as follows:

      1. On the Closing Date, as that term is defined in that certain Purchase Agreement of even date herewith by and between Bionutrics, Inc. and John D. Copanos and John S. Copanos relating to the purchase and sale by Bionutrics, Inc. of all of the outstanding membership units of Kirk Pharmaceuticals, Inc., and the Closing of all of the transactions contemplated in that Agreement, Seller agrees to sell, and Purchaser agrees to purchase, all of the outstanding membership units of ANDAPHARM owned by Seller.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BIONUTRICS, Inc.                        Seller


By: /s/ Ronald Howard Lane                  /s/ John S. Copanos
    -----------------------------       ----------------------------
        Ronald Howard Lane, PhD.                John S. Copanos
        President